UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 23, 2025

CYBERLOQ TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-56264	26-2118480
(Commission File Number)	(IRS Employer Identification No.)

4837 Swift Road Suite 210-1, Sarasota, FL	34231
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 961-4536

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CLOQ	OTCQB

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On April 23, 2025, CyberloQ Technologies, Inc., a Nevada-based company, earned its System and Organization Controls (SOC) 2 Type I certification from the American Institute of Certified Professional Accountants (AICPA). This certification verifies that the company’s controls for security, availability, processing integrity, confidentiality, and privacy meet AICPA standards, as confirmed through an independent audit. This milestone assures clients of the robustness of CyberloQ’s system security, validated by a third-party. The company now aims to pursue SOC 2 Type II certification.

Additionally, CyberloQ has filed a second patent with the USPTO focused on fraud prevention in the Medicare/Medicaid sector. Its CyberloQ Secure MFA (Multi-Factor Authentication) technology is patent-pending under U.S. Provisional Patent Application Nos. 63/750,377 and 63/781,813. However, “patent pending” status does not guarantee that a patent will be granted, and if granted, the claims may be narrower than those in the applications.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBERLOQ TECHNOLOGIES, INC. (Registrant)

By:	/s/ Christopher Jackson
Christopher Jackson, President

Date: April 24, 2025